                                                  Registration No. 333-_________

   As filed with the Securities and Exchange Commission on November 30, 2000

================================================================================

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                                STEELCASE INC.
            (Exact name of registrant as specified in its charter)

                 Michigan                                38-0819050
        (State or other jurisdiction of               (I.R.S. Employer
        incorporation or organization)               Identification No.)

               901 44th Street                             49508
            Grand Rapids, Michigan                       (Zip Code)
   (Address of Principal Executive Offices)

                  STEELCASE INC. INCENTIVE COMPENSATION PLAN
                           (Full title of the plan)

                             Jon D. Botsford, Esq.
           Senior Vice President, Secretary and Chief Legal Officer
                                Steelcase, Inc.
                                901 44th Street
                         Grand Rapids, Michigan  49508
                    (Name and address of agent for service)

                                (616) 246-9600
         (Telephone number, including area code, of agent for service)

                          CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------
     Title of                        Proposed          Proposed
    Securities          Amount        maximum           maximum         Amount of
      to be             to be      offering price      aggregate       registration
    registered        registered   per share(1)     offering price(1)      fee
-----------------------------------------------------------------------------------
Class A Common Stock   8,150,000     $13.96875     $113,845,312.50       $28,005.95

-----------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange on November 29, 2000.



                               Page 1 of 8 Pages
                          Exhibit Index is on Page 6

     The contents of the Form S-8 Registration Statement, No. 333-46711 (the "Prior Registration Statement"), of Steelcase Inc. (the "Registrant") are incorporated herein by reference.

     The Registrant is filing this Form S-8 Registration Statement in order to register 8,150,000 additional shares of the Class A Common Stock, which were authorized to be issued under the Steelcase Inc. Incentive Compensation Plan, as amended by the Third Amendment to such plan. Upon the effectiveness of this Registration Statement, a total of 14,284,727 shares of the Class A Common Stock issuable under the foregoing Incentive Compensation Plan will be registered, consisting of 6,134,727 shares of the Class A Common Stock registered under the Prior Registration Statement plus the 8,150,000 additional shares of the Class A Common Stock being registered hereby.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated by the reference herein:

     (a) The Annual Report of the Registrant on Form 10-K for the fiscal year ended February 25, 2000, as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended May 26, 2000, as filed with the Commission pursuant to the Exchange Act.

     (c) The Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended August 25, 2000, as filed with the Commission pursuant to the Exchange Act.

     (d) The description of the Class A Common Stock of the Registrant contained in the Registrant's Prospectus dated February 17, 1998 (the "Prospectus"), filed with the Commission on February 18, 1998 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which Prospectus constitutes a part of the Registrant's Registration Statement on Form S-1 (File No. 333-41647), effective February 17, 1998.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such

                               Page 2 of 8 Pages
statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.        Exhibits.

         5     Opinion of Honigman Miller Schwartz and Cohn LLP.

        23.1   Consent of BDO Seidman, LLP.

        32.2 Consent of Honigman Miller Schwartz and Cohn LLP (included in the opinion filed as Exhibit 5 to this Registration Statement).

        24 Powers of Attorney (included after the signature of the Registrant contained on page 4 of this Registration Statement).

        99.1 First Amendment to the Steelcase Inc. Incentive Compensation Plan, incorporated by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-K for the fiscal year ended February 25, 2000.

        99.2 Second Amendment to the Steelcase Inc. Incentive Compensation Plan, incorporated by reference to Exhibit 10.14 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 26, 2000.

        99.3 Third Amendment to the Steelcase Inc. Incentive Compensation Plan, incorporated by reference to Exhibit 10.19 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended August 25, 2000.


                               Page 3 of 8 Pages

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on this 20th day of November, 2000.

                                   STEELCASE INC.


                                   By:  /s/ JAMES P. HACKETT
                                        --------------------------------------
                                        James P. Hackett
                                        President and Chief Executive Officer



                       POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Steelcase Inc., hereby severally constitute and appoint James P. Hackett and Alwyn Rougier-Chapman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments to this Registration Statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors of Steelcase Inc. to enable Steelcase Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to this Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on this 20th day of November, 2000.


     Signature                               Title
     ---------                               -----
    /s/ DAVID BING                           Director
-------------------------------
    David Bing


    /s/ WILLIAM P. CRAWFORD                  Director
-------------------------------
    William P. Crawford


    /s/ JAMES P. HACKETT                     President, Chief Executive Officer and Director
-------------------------------
    James P. Hackett                         (Principal Executive Officer)


    /s/ EARL D. HOLTON                       Chairman of the Board of Directors and Director
-------------------------------
     Earl D. Holton

                               Page 4 of 8 Pages

     /s/ DAVID D. HUNTING, JR.               Director
-------------------------------
     David D. Hunting, Jr.


     /s/ FRANK H. MERLOTTI                   Director
-------------------------------
     Frank H. Merlotti


     /s/ ALWYN ROUGIER-CHAPMAN               Senior Vice President - Finance, Chief Financial
-------------------------------
     Alwyn Rougier-Chapman                      Officer and Treasurer
                                                (Principal Financial Officer and
                                                 Principal Accounting Officer)

     /s/ ROBERT C. PEW II                    Director, Chairman Emeritus
-------------------------------
     Robert C. Pew II

     /s/ ROBERT C. PEW III                   Director
-------------------------------
     Robert C. Pew III

     /s/ PETER M. WEGE II                    Director
-------------------------------
     Peter M. Wege II

     /s/ P. CRAIG WELCH, JR.                 Director
-------------------------------
     P. Craig Welch, Jr.


                               Page 5 of 8 Pages

                               INDEX TO EXHIBITS
                               -----------------


Exhibit
Number                                Description                                              Page
-------                               -----------                                              ----
       5       Opinion of Honigman Miller Schwartz and Cohn LLP.                                  7
      23.1     Consent of BDO Seidman, LLP.                                                       8
      23.2     Consent of Honigman Miller Schwartz and Cohn LLP (included in the                  7
               opinion filed as Exhibit 5 to this Registration Statement).
      24       Powers of Attorney (included after the signature of the Registrant                 4
               contained on page 4 of this Registration Statement).
      99.1     First Amendment to the Steelcase Inc. Incentive Compensation Plan,               N/A
               incorporated by reference to Exhibit 10.12 to the Registrant's Annual
               Report on Form 10-K for the fiscal year ended February 25, 2000.
      99.2     Second Amendment to the Steelcase Inc. Incentive Compensation Plan,              N/A
               incorporated by reference to Exhibit 10.14 to the Registrant's Quarterly
               Report on Form 10-Q for the fiscal quarter ended May 26, 2000.
      99.3     Third Amendment to the Steelcase Inc. Incentive Compensation Plan,               N/A
               incorporated by reference to Exhibit 10.19 to the Registrant's Quarterly
               Report on Form 10-Q for the fiscal quarter ended August 25, 2000.


                               Page 6 of 8 Pages